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                                                                    EXHIBIT 3.18

                       BY-LAWS OF JENSEN INDUSTRIES, INC.

                                TABLE OF CONTENTS

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Title                                                                                 Page
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Article I - General...............................................................      1

             Section 1.1.  Drafter's Note.........................................      1
             Section 1.2.  Relationship to Charter, etc...........................      1
             Section 1.3.  Seal...................................................      1
             Section 1.4.  Fiscal Year............................................      1

Article II - Stockholders.........................................................      1

             Section 2.1.  Place of Meetings......................................      1
             Section 2.2.  Annual Meeting.........................................      1
             Section 2.3.  Quorum.................................................      2
             Section 2.4.  Right to Vote; Proxies.................................      2
             Section 2.5.  Voting.................................................      3
             Section 2.6.  Notice of Annual Meetings..............................      3
             Section 2.7.  Stockholders' List.....................................      3
             Section 2.8.  Special Meetings.......................................      3
             Section 2.9.  Notice of Special Meetings.............................      4
             Section 2.10. Inspectors.............................................      4
             Section 2.11. Stockholders' Consent in Lieu of Meetings..............      4

Article III - Directors...........................................................      4

             Section 3.1.  Number of Directors....................................      4
             Section 3.2.  Change in Number of Directors; Vacancies...............      5
             Section 3.3.  Resignation............................................      5
             Section 3.4.  Removal................................................      5
             Section 3.5.  Place of Meetings and Books............................      5
             Section 3.6.  General Powers.........................................      5
             Section 3.7.  Committees.............................................      5
             Section 3.8.  Powers Denied to Committees............................      6
             Section 3.9.  Substitute Committee Member............................      6
             Section 3.10. Compensation of Directors..............................      6
             Section 3.11. Annual Meeting.........................................      6
             Section 3.12. Regular Meetings.......................................      9
             Section 3.13. Special Meetings.......................................      7
             Section 3.14. Quorum.................................................      7
             Section 3.15. Telephonic Participation in Meetings...................      7
             Section 3.16. Action by Consent......................................      7
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Article IV - Officers.............................................................      8

             Section 4.1.  Selection; Statutory Officers..........................      8
             Section 4.2.  Time of Election.......................................      8
             Section 4.3.  Additional Officers....................................      8
             Section 4.4.  Terms of Office........................................      8
             Section 4.5.  Compensation of Officers...............................      8
             Section 4.6.  Chairman of the Board..................................      8
             Section 4.7.  President..............................................      8
             Section 4.8.  Vice-Presidents........................................      9
             Section 4.9.  Treasurer..............................................      9
             Section 4.10. Secretary..............................................     10
             Section 4.11. Assistant Secretary....................................     10
             Section 4.12. Assistant Treasurer....................................     10
             Section 4.13. Subordinate Officers...................................     10

Article V - Stock.................................................................     10

             Section 5.1.  Stock..................................................     10
             Section 5.2.  Fractional Share Interests.............................     11
             Section 5.3.  Transfers of Stock.....................................     11
             Section 5.4.  Record Date............................................     12
             Section 5.5.  Transfer Agent and Registrar...........................     12
             Section 5.6.  Dividends..............................................     12
             Section 5.7.  Lost, Stolen or Destroyed Certificates.................     13
             Section 5.8.  Inspection of Books....................................     13

Article VI - Miscellaneous Management Provisions..................................     13

             Section 6.1.  Execution of Papers....................................     13
             Section 6.2.  Notices................................................     13
             Section 6.3.  Conflict of Interest...................................     13
             Section 6.4.  Voting of Securities Owned by this Corporation.........     14

Article VII - Indemnification.....................................................     14

             Section 7.1.  Right to Indemnification...............................     14

Article VIII - Amendments.........................................................     15

             Section 8.1.  Amendments.............................................     15
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                       BY-LAWS OF JENSEN INDUSTRIES, INC.
                               Article I - General

      Section 1.1. Drafter's Note. Although these by-laws have been drafted to conform generally to corporate law requirements, specific corporate law requirements should be consulted in the event of any significant corporate action. If any provision of these by-laws shall conflict with applicable law, such law shall control.

      Section 1.2. Relationship to Charter, etc. These by-laws are subject to applicable corporate law and to the Corporation's certificate of incorporation, articles of organization or similar document (the "charter"). In these by-laws, references to law, the charter and by-laws mean the law, the provisions of the charter and the by-laws as from time to time in effect.

      Section 1.3. Seal. The board of directors may provide for a seal of the Corporation, which, if so provided, shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the state of its incorporation, and such other words, dates or images as may be approved from time to time by the directors.

      Section 1.4. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year, unless otherwise fixed by resolution of the Board of Directors.

Article II - Stockholders

      Section 2.1. Place of Meetings. All meetings of the stockholders shall be held at the principal executive office of the Corporation, except such meetings as the Board of Directors expressly determine shall be held elsewhere, in which case meetings may be held upon notice as hereinafter provided at such other place or places within or without the state of incorporation of the Corporation as the Board of Directors shall have determined and as shall be stated in such notice.

      Section 2.2. Annual Meeting. The annual meeting of the stockholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors by plurality vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the charter, or these by-laws. If the election of directors shall not be held on the day designated in accordance with these by-laws, the

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directors shall cause the election to be held as soon thereafter as convenient, and to that end, if the annual meeting is omitted on the day herein provided therefore or if the election of directors shall not be held thereat, a special meeting of the stockholders may be held in place of such omitted meeting or election, and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at the annual meeting; and in such case all references in these by-laws to the annual meeting of the stockholders, or to the annual election of directors, shall be deemed to refer to or include such special meeting. Any such special meeting shall be called as provided in Section 2.9.

      Section 2.3. Quorum. At all meetings of the stockholders, the holders of a majority by voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business, except as otherwise provided by law, by the charter or by these by-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of voting stock shall be present. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted if the meeting had been held as originally called.

      Section 2.4. Right to Vote; Proxies. Each holder of a share or shares of capital stock of the Corporation having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by him, unless otherwise provided in the charter. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than three years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. Subject to applicable statutory provisions, a proxy may be granted by a writing executed by the stockholder or his authorized officer, director, employee or agent or by transmission or authorization of transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission.

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      Section 2.5. Voting. At all meetings of stockholders, except as otherwise expressly provided for by statute, the charter or these by-laws, (a) in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders and (b) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise expressly provided by law, the charter or these by-laws, at all meetings of stockholders the voting shall be by voice vote, but any stockholder qualified to vote on the matter in question may demand a stock vote, by shares of stock, upon such question, whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and, if such ballot be cast by a proxy, it shall also state the name of the proxy.

      Section 2.6. Notice of Annual Meetings. Written notice of the annual meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock books of the Corporation at least 10 days (and not more than 60 days) prior to the meeting. It shall be the duty of every stockholder to furnish to the Secretary of the Corporation or to the transfer agent, if any, of the class of stock owned by him, his post-office address and to notify said Secretary or transfer agent of any change therein.

      Section 2.7. Stockholders' List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and made available either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, at least 10 days before such meeting, and shall at all times during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder for a purpose germane to the meeting.

      Section 2.8. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, may be called by the Board of Directors or the Chairman of the Board.

      Section 2.9. Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the time and place and object thereof shall be mailed, postage prepaid, not less than 10 nor more than 60 days before such meeting, to each stockholder entitled to vote thereat,

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at such address as appears on the books of the Corporation. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof or such other business as may be germane or supplementary to that stated in said notice or notices.

      Section 2.10. Inspectors. One or more inspectors may be appointed by the Board of Directors before or at any meeting of stockholders, or, if no such appointment shall have been made, the presiding officer may make such appointment at the meeting. At the meeting for which the inspector or inspectors are appointed, he or they shall open and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint an inspector in his place.

      Section 2.11. Stockholders' Consent in Lieu of Meeting. Unless otherwise provided in the charter, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, in the manner, and to the fullest extent, provided by applicable law.

Article III - Directors

      Section 3.1. Number of Directors. Except as otherwise provided by law, the charter or these by-laws, the property and business of the Corporation shall be managed by or under the direction of a board of not less than two nor more than thirteen directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Within the limits specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. Directors need not be stockholders, residents of the Corporation's state of incorporation or citizens of the United States. The directors shall be elected by ballot at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify or until his earlier resignation or removal; provided that in the event of failure to hold such meeting or to hold such election at such meeting, such election may be held at any special meeting of the stockholders called for that purpose. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal, failure to elect, or otherwise, the remaining directors, although more or less than a quorum, by a majority vote of such

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remaining directors may elect a successor or successors who shall hold office for the unexpired term.

      Section 3.2. Change in Number of Directors; Vacancies. The maximum number of directors may be increased by an amendment to these by-laws adopted by a majority vote of the Board of Directors or by a majority vote of the capital stock having voting power, and if the number of directors is so increased by action of the Board of Directors or of the stockholders or otherwise, then the additional directors may be elected in the manner provided above for the filling of vacancies in the Board of Directors or at the annual meeting of stockholders or at a special meeting called for that purpose.

      Section 3.3. Resignation. Any director of this Corporation may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 3.4. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

      Section 3.5. Place of Meetings and Books. The Board of Directors may hold their meetings and keep the books of the Corporation inside or outside the Corporation's state of incorporation, at such places as they may from time to time determine.

      Section 3.6. General Powers. In addition to the powers and authority expressly conferred upon them by these by-laws, the board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the charter or by these by-laws directed or required to be exercised or done by the stockholders.

      Section 3.7. Committees. The Board of Directors may designate one or more committees by resolution or resolutions passed by a majority of the whole board. Such committee or committees shall consist of one or more directors of the Corporation, and, to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by statute and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees

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shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

      Section 3.8. Powers Denied to Committees. Committees of the Board of Directors shall not, in any event, have any power or authority to amend the charter, adopt an agreement of merger, or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or to amend the by-laws of the Corporation unless the resolution or resolutions designating such committee expressly so provides. Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger unless the resolution or resolutions designating such committee expressly so provides.

      Section 3.9. Substitute Committee Member. In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the board as may be required by the board.

      Section 3.10. Compensation of Directors. The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

      Section 3.11. Annual Meeting. The newly-elected board may meet at such place and time as shall be fixed and announced by the presiding officer at the annual meeting of stockholders, for the purpose of organization or otherwise, and no further notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be stated in a notice given to such directors two (2) days prior to such meeting, or as shall be fixed by the consent in writing of all the directors.

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      Section 3.12. Regular Meetings. Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by the board.

      Section 3.13. Special Meetings. Special meetings of the board may be called by the Chairman of the Board on 2 days' notice to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified. Special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two or more directors.

      Section 3.14. Quorum. At all meetings of the Board of Directors, a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the charter, or by these by-laws. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

      Section 3.15. Telephonic Participation in Meetings. Members of the Board of Directors or any committee designated by such board may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

      Section 3.16. Action by Consent. Unless otherwise restricted by law, the charter or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed by all members of the board or of such committee as the case may be and such written consent is filed with the minutes of proceedings of the board or committee.

Article IV - Officers

      Section 4.1. Selection; Statutory Officers. The officers of the Corporation shall be chosen by the Board of Directors. There shall be a President, a Secretary and a Treasurer, and there may be a Chairman of

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the Board of Directors, one or more Vice Presidents, one or more Assistant
Secretaries, and one or more Assistant Treasurers, as the Board of Directors may elect. Any number of offices may be held by the same person. Subject to law, the charter and to the other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.

      Section 4.2. Time of Election. The officers above named shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. None of said officers need be a director or stockholder.

      Section 4.3. Additional Officers. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

      Section 4.4. Terms of Office. Each officer of the Corporation shall hold office until his successor is chosen and qualified, or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, with or without cause.

      Section 4.5. Compensation of Officers. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

      Section 4.6. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.

      Section 4.7. President. Unless the Board of Directors otherwise determines, the President shall be the chief executive officer and head of the Corporation. Unless there is a Chairman of the Board, the President shall preside at all meetings of directors and stockholders. Under the supervision of the Board of Directors and of any applicable committee thereof, the President shall have the general control and management of its business and affairs, subject, however, to the right of the Board of Directors and of any applicable committee to confer any specific power, except such as may be by statute exclusively conferred on the President, upon any other officer or officers of the Corporation. The

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President shall perform and do all acts and things incident to the position of
President and such other duties as may be assigned to him from time to time by the Board of Directors or any applicable committee thereof.

      Section 4.8. Vice-President. The Vice-Presidents shall perform such of the duties of the President on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors or by the executive committee or by the President. The Board of Directors or any applicable committee may designate one of the Vice-Presidents as the Executive Vice-President, and in the absence or inability of the President to act, such Executive Vice-President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the board and of any applicable committee.

      Section 4.9. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Corporation which may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository or depositories as the Board of Directors or any applicable committee, or the officers or agents to whom the Board of Directors or any applicable committee may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the Corporation. He may sign all receipts and vouchers for the payments made to the Corporation. He shall render an account of his transactions to the Board of Directors or to any applicable committee as often as the board or such committee shall require the same. He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the Corporation. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors and of any applicable committee. He shall, when requested pursuant to vote of the Board of Directors or any applicable committee, give a bond to the Corporation conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Corporation.

      Section 4.10. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders. He shall attend to the giving and serving of all notices of the Corporation. Except as otherwise ordered by the Board of Directors or any applicable committee, he shall attest the seal of the Corporation upon all contracts and instruments executed under such seal and shall affix the seal of the Corporation thereto and to all certificates of shares of capital stock of the Corporation. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of

                                      -9-
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Directors or any applicable committee may direct. He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors and of any applicable committee.

      Section 4.11. Assistant Secretary. The Board of Directors may appoint or remove one or more Assistant Secretaries of the Corporation. Any Assistant Secretary upon his appointment shall perform such duties of the Secretary, and also any and all such other duties as the Board of Directors, any applicable committee, the President, any Vice-President, the Treasurer or the Secretary may designate.

      Section 4.12. Assistant Treasurer. The Board of Directors may appoint or remove one or more Assistant Treasurers of the Corporation. Any Assistant Treasurer upon his appointment shall perform such of the duties of the Treasurer, and also any and all such other duties as the Board of Directors or any applicable committee may designate.

      Section 4.13. Subordinate Officers. The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

Article V - Stock

      Section 5.1. Stock. Each stockholder shall be entitled to a certificate or certificates of stock of the Corporation in such form as the Board of Directors may from time to time prescribe. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall certify the holder's name and number and class of shares and shall be signed by both of (a) either the President or a Vice-President, and
(b) any one of the Treasurer or the Secretary, and shall be sealed with the corporate seal of the Corporation. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signature of the officers of the Corporation and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers or the Corporation.

      Section 5.2. Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (c) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

      Section 5.3. Transfers of Stock. Subject to any transfer restrictions then in force, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate by whom they shall be canceled and new certificates shall thereupon be issued. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by applicable law.

      Section 5.4. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less

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than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 5.5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

      Section 5.6. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the charter, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the charter and applicable law. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 5.7. Lost, Stolen or Destroyed Certificates. No certificates for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

      Section 5.8. Inspection of Books. The Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to inspection of stockholders and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the Board of Directors.

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Article VI - Miscellaneous Management Provisions

      Section 6.1. Execution of Papers. Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made accepted or endorsed by the Corporation shall be signed by the chairman of the board, if any, the president, a vice president or the treasurer.

      Section 6.2. Notices. Notices to directors may, and notices to stockholders shall, be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given 5 days after the same shall be mailed. Notice to directors may also be given by telegram, telecopy or orally, by telephone or in person. Whenever any notice is required to be given under the provisions of the statutes or of the charter of the Corporation or of these by-laws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      Section 6.3. Conflict of Interest. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to this relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Director or the committee and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Corporation entitled to vote thereon, and the contract or transaction is specifically approved by vote of such stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the

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stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

      Section 6.4. Voting of Securities Owned by This Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other Corporation and owned or controlled by this Corporation may be voted in person at any meeting of security holders of such other corporation by the President, any Vice President, or the Treasurer, and
(b) whenever, in the judgment of the President or any other appropriate officer, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other Corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the President or such officer, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

Article VII - Indemnification

      Section 7.1. The Corporation shall, to the maximum extent permitted from time to time under the laws of the state of incorporation of the Corporation, indemnify, and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or while a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, fiduciary, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person, other than an action to enforce indemnification rights. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any

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

such person seeking indemnification under this Section 7.1 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. The Corporation shall have the power to provide indemnification and advance expenses to any other person, including employees and agents of the Corporation and stockholders purporting to act on behalf of the Corporation, to the extent permitted by the law of the state of incorporation of the Corporation.

Article VIII - Amendments

      Section 8.1. Amendments. The by-laws of the Corporation may be altered, amended or repealed at any meeting of the Board of Directors upon notice thereof in accordance with these by-laws, or at any meeting of the stockholders by the vote of the holders of the majority of the stock issued and outstanding and entitled to vote at such meeting, in accordance with the provisions of the charter of the Corporation and applicable laws.

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